Exhibit 99.1

Contacts:
Michael Lacovara, Chief Executive Officer
(212) 356 -0513

Financial Dynamics
Julie Prozeller / Hannah Sloane
212-850-5600

Rodman & Renshaw Capital Group, Inc. Announces Stock Repurchase Program

New York, NY, February 20, 2008 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced that its Board of Directors has approved a stock repurchase plan in which the Company may buy back up to 1 million shares.

Michael Lacovara, Chief Executive Officer, said the decision to repurchase Rodman & Renshaw shares underscores the Board’s confidence in the Company’s long-term growth strategy and current market position.

“We have entered 2008 with a strong balance sheet, with ample cash to finance acquisitions and growth initiatives, no debt and no credit risk,” commented Mr. Lacovara. “We believe our shares are significantly undervalued at current levels, making a stock buy-back an attractive investment opportunity that will benefit Rodman as well as our shareholders committed to us over the long term.”

The Board has authorized the repurchase of stock in the open market or in privately negotiated transactions in accordance with applicable laws and regulations. Some or all of the repurchases may be made pursuant to a Company 10(b)5-1 Plan, and the repurchase program’s terms have been structured to comply with Rule 10b-18 under the Securities Exchange Act of 1934. The timing and extent of the repurchase will depend upon market conditions, applicable legal and contractual requirements, and other factors. The repurchase program does not obligate the Company to acquire any specific number of shares and may be suspended or terminated at any time.

The repurchase program will be funded using the Company’s working capital. Repurchased shares will be retired and restored to the status of authorized and unissued shares, thereby increasing the percentage ownership of all existing shareholders.

About Rodman & Renshaw

Rodman & Renshaw Capital Group, Inc. is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full service investment bank dedicated to providing investment banking services to companies that have significant recurring capital needs due to their growth and development strategies, along with research and sales and trading services to institutional investor clients that focus on such companies. Rodman & Renshaw is a leading investment banking firm to the biotechnology sector, a capital intensive market segment, as well as a leader in the PIPE (private investment in public equity) and RD (registered direct placements) transaction markets.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements. These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our prospectus dated October 16, 2007, which is available at the Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management’s reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.